Exhibit 4.(a)

                                FOURTH AMENDMENT
                                       TO
                       AMENDED AND RESTATED LOAN AGREEMENT

         This FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "FOURTH AMENDMENT") is made as of the 18 of August, 2006 by and among:

         REX RADIO AND TELEVISION, INC., an Ohio corporation ("REX RADIO"), as lead borrower (in such capacity, "LEAD BORROWER"), for itself and the other Borrowers being KELLY & COHEN APPLIANCES, INC., an Ohio corporation ("KELLY"), REX ALABAMA, INC., an Ohio corporation ("REX ALABAMA"), REX KANSAS, INC., a Kansas corporation ("REX KANSAS"), REXSTORES.COM, INC., an Ohio corporation ("REX INTERNET"), and STEREO TOWN, INC., a Georgia corporation ("STEREO TOWN"); and

         REX STORES CORPORATION, a Delaware corporation (the "PARENT"); and

         the LENDERS party hereto; and

         BANK OF AMERICA, N.A., f/k/a Fleet Retail Group, Inc., as agent for the Lenders, a Delaware corporation, having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and

         KEYBANK NATIONAL ASSOCIATION, as Syndication Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                    RECITALS

         A. The Lead Borrower, the other Borrowers, the Agent, the Lenders, and the Syndication Agent have entered into an Amended and Restated Loan Agreement dated as of September 14, 2004 (as amended and in effect, the "LOAN AGREEMENT"). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

         B. The Borrowers, the Agent, the Parent, the Lenders, and the Syndication Agent have agreed to amend certain provisions of the Loan Agreement all as set forth herein.

         NOW THEREFORE, it is hereby agreed as follows:

1.       AMENDMENTS TO LOAN AGREEMENT.

         (A) The definition of "FMV" is hereby deleted in its entirety, and the following is inserted in its place:

                  "FMV" shall mean, as to any Eligible Real Estate, the fair market value of such Eligible Real Estate determined in accordance with an independent appraisal acceptable to the Agent, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months.

         (B) The definition of "LETTER OF CREDIT SUBLIMIT" is hereby deleted in its entirety, and the following is inserted in its place:

                  "LETTER OF CREDIT SUBLIMIT" shall mean $80,000,000.00 as such amount may be adjusted in accordance with the terms of this Agreement.

         (C) The definition of "REAL ESTATE ADVANCE RATE" is hereby deleted in its entirety, and the following is inserted in its place:

              "REAL ESTATE ADVANCE RATE" shall mean sixty percent (60%).

2. CONDITIONS TO EFFECTIVENESS. This Fourth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

         (A) This Fourth Amendment shall have been duly executed and delivered by the Borrowers, the Parent, the Agent and the Required Lenders. The Agent shall have received a fully executed copy hereof and of each other document required hereunder.

         (B) All action on the part of the Borrowers and the Parent necessary for the valid execution, delivery and performance by the Borrowers and the Parent of this Fourth Amendment shall have been duly and effectively taken.

         (C) The Borrowers and the Parent shall have provided such additional instruments, documents, and opinions of counsel to the Agent as the Agent and its counsel may have reasonably requested.

         (D) The Agent shall have received, for the pro rata benefit of the Lenders, an amendment fee in the amount of $37,500.

3.       MISCELLANEOUS.

         (A) Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. The Borrowers and the Parent each hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants therein contained. Without limiting the generality of the foregoing, the Borrowers and the Parent each hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations as modified and amended pursuant to this Fourth Amendment, and any future modifications, amendments, substitutions or renewals thereof.

         (B) This Fourth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

         (C) This Fourth Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Fourth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fourth Amendment.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and their seals to be hereto affixed as the date first above written.

                            REX RADIO AND TELEVISION, INC., as Lead Borrower


                            By:  /s/Douglas Bruggeman
                                 ------------------------------
                            Name:  Douglas Bruggeman
                            Title: Vice President - Finance

                            KELLY & COHEN APPLIANCES, INC., as a Borrower


                            By:  /s/Douglas Bruggeman
                                 ------------------------------
                            Name:  Douglas Bruggeman
                            Title: Vice President - Finance

                            REX ALABAMA, INC., as a Borrower


                            By:  /s/Douglas Bruggeman
                                 ------------------------------
                            Name:  Douglas Bruggeman
                            Title: Vice President - Finance

                            REX KANSAS, INC., as a Borrower


                            By:  /s/Douglas Bruggeman
                                 ------------------------------
                            Name:  Douglas Bruggeman
                            Title: Vice President - Finance

                            REXSTORES.COM, INC., as a Borrower


                            By:  /s/Douglas Bruggeman
                                 ------------------------------
                            Name:  Douglas Bruggeman
                            Title: Vice President - Finance


                                      S/1

                            STEREO TOWN, INC., as a Borrower

                            By:  /s/Douglas Bruggeman
                                 ------------------------------
                            Name:  Douglas Bruggeman
                            Title: Vice President - Finance

                            REX STORES CORPORATION., as Parent


                            By:  /s/Douglas Bruggeman
                                 ------------------------------
                            Name:  Douglas Bruggeman
                            Title: Vice President - Finance


                                      S/2

                            BANK OF AMERICA, N.A., as Agent


                            By:  /s/Peter Foley
                                 ---------------------------------------
                            Name:   Peter Foley
                            Title:  Vice President

                            BANK OF AMERICA, N.A., as a Lender


                            By:  /s/Peter Foley
                                 ---------------------------------------
                            Name:   Peter Foley
                            Title:  Vice President

                             JPMORGAN CHASE BANK, N.A. (as successor in interest to BANK ONE, DAYTON, N.A.), as a Lender


                             By:  /s/Stephen Christ
                                  ---------------------------------------
                             Name:   Stephen Christ
                                   --------------------------------------
                             Title:  Account Executive
                                    -------------------------------------

                             KEYBANK NATIONAL ASSOCIATION, as a Lender

                             By:  /s/John P. Dunn
                                  ---------------------------------------
                             Name:   John P. Dunn
                                   --------------------------------------
                             Title:  Vice President
                                    -------------------------------------

                             KEYBANK NATIONAL ASSOCIATION, as Syndication Agent

                             By:  /s/John P. Dunn
                                  ---------------------------------------
                             Name:   John P. Dunn
                                   --------------------------------------
                             Title:  Vice President
                                    -------------------------------------

                              NATIONAL CITY BANK, DAYTON, as a Lender

                              By:  /s/Donald W. Jennett
                                  ---------------------------------------
                              Name:   Donald W. Jennett
                                   --------------------------------------
                              Title:  Vice President
                                    -------------------------------------